UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2019

NUANCE COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27038	94-3156479
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS employer Identification No.)

1 Wayside Road Burlington, Massachusetts		01803
(Address of principal executive offices)		(Zip Code)

(781) 565-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	NUAN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On September 4, 2019, Nuance Communications, Inc. (“Nuance”) announced the timing and details regarding Nuance’s distribution of approximately 98.2% of the outstanding shares of common stock, par value $0.01 per share, of Cerence Inc., a wholly owned subsidiary of Nuance (the “Cerence Common Stock”), to Nuance’s stockholders as a pro rata dividend in a spin-off. Following a private sale by Nuance of approximately 1.8% of the outstanding shares of Cerence Common Stock and the distribution, Nuance will no longer own any shares of Cerence Common Stock. The Nuance board of directors has declared a pro rata dividend of Cerence Common Stock to be made effective at 5:00 p.m., Eastern Time, on Tuesday, October 1, 2019, to Nuance’s stockholders of record as of 5:00 p.m., Eastern Time, on Tuesday, September 17, 2019 (the “Record Date”). Each Nuance stockholder of record on the Record Date will receive a distribution of one share of Cerence Common Stock for every eight shares of common stock, par value $0.001 per share, of Nuance, that it holds on the Record Date. Nuance stockholders will receive cash in lieu of fractional shares of Cerence Common Stock. The distribution is subject to the satisfaction or waiver of certain conditions. A copy of the press release is included herewith as Exhibit 99.1, and is incorporated by reference herein.

Forward-Looking Statements

Statements in this report regarding the spin-off and separation constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “intends” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including but not limited to: the ability to effect the separation and spin-off of our Automotive business; our ability to successfully wind-down certain products or business lines; fluctuations in demand for our existing and future products; fluctuations in the mix of products and services sold in specific periods; further unanticipated costs resulting from the FY17 malware incident including potential costs associated with governmental investigations that may result from the incident; our ability to control and successfully manage our expenses and cash position; our ability to develop and execute in a timely manner our productivity and cost initiatives; the effects of competition, including pricing pressure, and changing business models in the markets and industries we serve; changes to economic conditions in the United States and internationally; the imposition of tariffs or other trade measures particularly between the United States and China; potential future impairment charges related to our reorganized business reporting units; fluctuating currency rates; possible quality issues in our products and technologies; our ability to successfully integrate operations and employees of acquired businesses; the ability to realize anticipated synergies from acquired businesses and to cut stranded costs related to divested businesses; and the other factors described in our most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission as well as those described in Cerence Inc.’s Registration Statement on Form 10. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this report.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press Release dated September 4, 2019 entitled “Nuance Board of Directors Declares Spin-Off Dividend of Cerence Shares”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.

By:	/s/ Daniel D. Tempesta
Daniel D. Tempesta
Executive Vice President and Chief Financial Officer

Date: September 4, 2019